EXHIBIT 10.2

LOCK-UP AGREEMENT

May 29, 2026

Ladies and Gentlemen:

Reference is hereby made to those certain warrants (the “Warrants”) of TaoWeave, Inc. (the “Company”) to purchase shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issued or issuable to Manako Labs Ltd. (“Manako”), in connection with that in that certain Technology License and Distribution Agreement (the “Agreement”), dated May 28, 2026, among the Company and Manako.

Manako irrevocably agrees with the Company that, with respect to each applicable Warrant, from the initial exercise date of each applicable Warrant until the date that is the earlier of (i) six (6) months from the date of issuance of each applicable Warrant and (ii) the date on which the registration statement providing for the resale of the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) is declared effective by the Securities and Exchange Commission (each such period, the “Restriction Period”), Manako will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by Manako or any Affiliate of Manako or any person in privity with Manako or any Affiliate of Manako), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any Warrant Shares issuable upon exercise of such each applicable Warrant. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes hereof, “Affiliate” means with respect to any person, any other person that directly or indirectly controls, is controlled by, or is under common control with, such person (it being understood for purposes hereof that “control” of a person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such person or direct or cause the direction of the management and policies of such person whether by contract or otherwise).

Notwithstanding the foregoing, and subject to the conditions below, Manako may transfer the applicable Warrant Shares provided that (1) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the applicable Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (4) neither Manako nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of Manako;

iii)	to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of Manako; or

iv)	in the form of a distribution to limited partners, limited liability company members or stockholders of Manako.

Following each applicable Restriction Period until the date that is 24 months following expiration of the applicable Restriction Period (the “Post-Restriction Period”), Manako hereby agrees it shall not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day, Warrant Shares (i) in an amount equal to 10% of the average trading volume of the Common Stock as reported by Bloomberg, LP on each Trading Day during the prior 20 day Trading Day period, or (ii) at a price below 120% of the exercise price per share of the applicable Warrant. Notwithstanding anything to the contrary herein, Manako agrees that it (i) shall be subject to the Company’s standard blackout periods applicable to persons in possession of material non-public information (“MNPI”) of the Company, and shall not effect any sales, dispositions or other transfers of the Warrant Shares during such blackout periods while in possession of MNPI, and (ii) shall provide the Company with no less than three (3) Trading Days’ prior written notice before effecting any sales, dispositions or other transfers of Warrant Shares following the expiration of the applicable Restriction Period. For purposes hereof, “Trading Day” means a day on which the Nasdaq Capital Market is open for trading.

Notwithstanding the foregoing restrictions, the following transactions shall be permitted without regard to the Restriction Period or Post-Restriction Period as set forth herein: (a) sales of Warrant Shares in block trades to institutional investors (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended), subject to five (5) Trading Days' prior written notice to the Company; and (b) transfers, sales, tenders, or other dispositions of Warrant Shares in connection with any merger, consolidation, tender offer, exchange offer, or other change-of-control transaction involving the Company as issuer that has been approved by the Company's board of directors.

Manako hereby represents that Manako has the power and authority to execute, deliver and perform this Letter Agreement, that Manako has received adequate consideration therefor and Manako will indirectly benefit from the matters contemplated by this Letter Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and Manako. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Manako hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. Manako hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to Manako at the address in effect for notices to it on the signature page attached hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Manako hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

This Letter Agreement shall be binding on successors and assigns of Manako with respect to the applicable Warrant Shares and any such successor or assign shall enter into a similar agreement for the benefit of the Company. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

MANAKO LABS LTD.

/s/ Max Sebti

Name: Max Sebti

Title: CEO

Address for Notice:

71-75 Shelton Street, Covent Garden

London, United Kingdom, WC2H 9JQ

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

TAOWEAVE, INC.

By: /s/ Pete Holst

Name: Pete Holst

Title: CEO

2